FILER:

COMPANY DATA:
COMPANY CONFORMED NAME:               MINISTRY PARTNERS INVESTMENT CORPORATION
CENTRAL INDEX KEY:                    0000944130
STANDARD INDUSTRIAL CLASSIFICATION:   INVESTORS, NEC [6799]
STATE OF INCORPORATION:               CA
FISCAL YEAR END:                      1231
FILING VALUES:
FORM TYPE:                  424B3
SEC ACT:
SEC FILE NUMBER:            333-89911
FILM NUMBER:                99676691
BUSINESS ADDRESS:
STREET 1:                   1150 N. MAGNOLIA AVENUE
CITY:                       ANAHEIM
STATE:                      CA
ZIP:                        92803-6184
BUSINESS PHONE:             714 229 3619
MAIL ADDRESS:
STREET 1:                   P.O. BOX 61084
CITY:                       ANAHEIM
STATE:                      CA
ZIP:                        92803-6184

</SEC-HEADER>

                        SUPPLEMENT NO. 1 TO PROSPECTUS


                     MINISTRY PARTNERS INVESTMENT CORPORATION

     This Supplement is part of, and should be read in conjunction with, the Prospectus dated December 1, 1999. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

                                CHANGE IN PRESIDENT

     Effective January 3, 2000, Mr. John C. Garmo resigned as President of the Company to assume the position of chief executive officer with Mission To Children, an international charitable organization providing financial assistance and support to children in eleven countries. Effective upon Mr. Garmo's resignation, the Company's Board of Directors appointed Van C. Elliot as President. Mr. Elliot has agreed to act as President of the Company on an interim basis until the Company finds a permanent replacement for Mr. Garmo.
Mr. Garmo will be available for an indefinite time to assist Mr. Elliot in the transition and the Company does not anticipate any material adverse affects as a result of Mr. Garmo's departure.

     Mr. Elliot has served as a director of the Company since its inception. A summary of Mr. Elliot's business experience is set forth in the Prospectus under "Management."

This Supplement is dated January 4, 2000